Exhibit 4.51

This is a translation of the original text in Chinese.

Supplemental Agreement to Strategic Cooperation Agreement

This Supplemental Agreement to Strategic Cooperation Agreement (“Agreement”) is entered into on July 31, 2014 in Chaoyang District, Beijing.

Party A: Cheetah Mobile Inc.

Address: PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands

Tel: 010-62927779

Contact: Sheng Fu

Party B: Shenzhen Tencent Computer Systems Company Limited

Address: Tencent Building, Kejizhongyi Avenue, Hi-tech Park, Nanshan District, Shenzhen

Tel: 010-62671188

Contact: Hong Ju

Whereas:

Party A (formerly known as “Kingsoft Internet Software Holdings Limited”) and Party B have entered into a Strategic Cooperation Agreement (the “Original Agreement”) dated December 27, 2013 in connection with certain cooperation matters; due to the business developments of both parties, the parties intend to amend relevant terms of the Original Agreement.

Both parties reached this Agreement through friendly consultation:

I.                Clause 2 of Chapter II entitled “Cooperation Matters” in the Original Agreement shall be terminated at the effective date of this Agreement, and be superseded by the following term:

1.              “During the period from January 1, 2014 to December 31, 2014, it is expected that Party B may bring business contracts and orders with an aggregate contract value of not more than RMB 100 million yuan to Party A; during the period from January 1, 2015 to December 31, 2015, it is expected that Party B may bring business contracts and orders with an aggregate contract value of not more than RMB 105 million yuan to Party A; such business contracts and orders shall be actually executed and performed by the two parties or their affiliates, and be determined at the fair market price.”

II.           The remaining terms of the Original Agreement shall remain unchanged and effective. In the event that the Original Agreement conflicts with this Agreement, this Agreement shall prevail. Those not covered herein shall be performed according to the Original Agreement.

III.      This Agreement shall come into effect upon the satisfaction of all the following conditions:

(1)         This Agreement is signed and sealed by the legal representatives or authorized representatives of both parties;

(2)         Party A has obtained approvals from the board of directors and the board of shareholders (if applicable) in accordance with the requirements of the listing rules of Hong Kong Stock Exchange.

IV.       This Agreement shall be made in duplicate, with each party holding one copy, and each copy shall have the equal effect.

[No text below]

Party A: Cheetah Mobile Inc.	Party B: Shenzhen Tencent Computer Systems Company Limited
(Seal)	(Seal)
/seal/ Cheetah Mobile Inc.	/seal/ Shenzhen Tencent Computer Systems Company Limited

Signature of Authorized Representative:	Signature of Authorized Representative:

Supplemental Agreement II to Framework Cooperation Agreement

This Supplemental Agreement to Strategic Cooperation Agreement (“Agreement”) is entered into on January 30, 2015 in Chaoyang District, Beijing.

Party A: Cheetah Mobile Inc.

Address: PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands

Tel: 010-62927779

Contact: Sheng Fu

Party B: Shenzhen Tencent Computer Systems Company Limited

Address: Tencent Building, Kejizhongyi Avenue, Hi-tech Park, Nanshan District, Shenzhen

Tel: 010-62671188

Contact:

Whereas:

Party A (formerly known as “Kingsoft Internet Software Holdings Limited”) and Party B have entered into a Strategic Cooperation Agreement dated December 27, 2013 (“Original Agreement”), and a Supplemental Agreement to Framework Cooperation Agreement dated July 31, 2014 (the “First Supplemental Agreement”) in connection with certain cooperation matters. The First Supplemental Agreement amends Clause 2 of Chapter II in the Original Agreement, and the remaining terms of the Original Agreement remain unchanged and effective. Due to the development needs of the current business, the parties intend to amend the relevant terms of the Original Agreement as well as the First Supplemental Agreement.

Both parties reached this Agreement through friendly consultation:

I.                Clause 1 of the First Supplemental Agreement (namely, Clause 2 of Chapter II entitled “Cooperation Matters” in the Original Agreement) shall be terminated on the effective date of this Agreement, and shall be superseded by the following term:

1.              “Both parties agree, from January 1, 2014 to December 31, 2014, it is expected that Party B (including its affiliates, similarly defined hereinafter) may bring business contracts and orders with an aggregate contract value of not more than RMB 100 million yuan to Party A (including its affiliates, similarly defined hereinafter); from January 1, 2015 to December 31, 2015, it is expected that Party B may bring business contracts and orders with an aggregate contract value of not more than RMB 105 million yuan to Party A; from January 1, 2015 to December 31, 2015, it is expected that Party A may bring contracts and orders with an aggregate contract value of not more than RMB 100 million yuan to Party B; such business contracts and orders shall be actually executed and performed by the two parties or their affiliates, and be determined based on the fair market price.”

II.           The remaining terms of the Original Agreement and the First Supplemental Agreement shall remain unchanged and effective. In the event that the Original Agreement or the First Supplemental Agreement conflicts with this Agreement, this Agreement shall prevail. Those not covered herein shall be performed according to the Original Agreement.

III.      This Agreement shall come into effect upon the satisfaction of all the following conditions:

(3)         This Agreement is signed by both parties;

(4)         Party A has obtained approvals from the board of directors and the board of shareholders (if applicable) in accordance with the requirements of the listing rules of Hong Kong Stock Exchange.

IV.       This Agreement shall be made in duplicate, with each party holding one copy, and each copy shall have the equal effect.

[No text below]

Party A: Cheetah Mobile Inc.	Party B: Shenzhen Tencent Computer Systems Company Limited
/seal/ Cheetah Mobile Inc.	/seal/ Shenzhen Tencent Computer Systems Company Limited

Signature of Authorized Representative:	Signature of Authorized Representative: